U.S. Securities and Exchange Commission
                             Washington, D. C. 20549

                    ----------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 4, 1999

                                 Fi-Tek V, Inc.
             (Exact Name of Registrant as specified in its charter)


             Delaware                  33-37203-D              84-1148210
  (State or other jurisdiction      (Commission File        (IRS Employer
       of Incorporation)                Number)           Identification Number)



                     300 High Street, Denver, Colorado           80220
               (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code, (303) 394-1187

Item 5.  Other Events

     On May 27, 1999, Fi-Tek V, Inc., a Delaware corporation ("Fi-Tek") entered into a Plan and Agreement of Reorganization (the "Agreement") with Laidlaw Holdings, Inc., a Delaware corporation ("Laidlaw") and Westminster Securities Corporation, a New York corporation ("Westminster"). The transactions contemplated by the Agreement are intended to be a reorganization of the corporate parties under either or both of Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. It is anticipated that the closing of the transactions contemplated in the Agreement will occur on or about June 7, 1999, although there can be no assurance thereof.

     Upon the closing of the transactions contemplated in the Agreement, holders of at least 95% of the issued and outstanding common and preferred stock of Laidlaw will exchange their stock of Laidlaw for common stock of Fi-Tek. The shareholders of Westminster will exchange all of the outstanding shares of common stock of Westminster for shares of common stock of Fi-Tek. Upon closing of the transactions contemplated in the Agreement, the shareholders of Laidlaw and the shareholders of Westminster will acquire such number of shares which, after issuance, and reserves for issuance upon exercise of options, conversion of convertible notes and other possible conversions will constitute approximately 95% of the fully-diluted outstanding common stock of Fi-Tek immediately following the closing.

     Prior to closing of the transactions described above, Fi-Tek will cause a reverse split of its common stock so that prior to issuance of shares of common stock to the shareholders of Laidlaw and Westminster, there will be a 1-for-32.4778 reverse stock split with respect to all of the Fi-Tek common stock issued and outstanding. As a result of the reverse stock split, there will be 1,000,000 shares of Fi-Tek common stock outstanding immediately prior to closing. The number of shares which will be issued or reserved for issuance to Laidlaw shareholders, option holders and note holders and shareholders of Westminster will be approximately 19,000,000. 3,000,000 shares will be issued to the shareholders of Westminster. The completion of the closing with the shareholders of Westminster is subject to approval of the transactions contemplated by the Agreement by the New York Stock Exchange (the "NYSE"), which approval is anticipated.

     Effective as of the closing of the Agreement, Fi-Tek will change its name to Laidlaw Global Corporation and the trading symbol for its common stock will change (it is anticipated that such symbol will be LAIG). The current Board of Directors of Laidlaw will become the Board of Directors of Laidlaw Global Corporation.

     In a related transaction, Pacific USA Holdings, Inc., the principal shareholder of Laidlaw, has agreed to exchange all of the issued and outstanding common stock of Laidlaw Pacific (Asia) Ltd. ("Laidlaw Pacific") for 1,300,000 shares of Laidlaw. Laidlaw Pacific is a securities-related business focusing on investment banking and asset management and is a member of the Hong Kong Stock and Futures Exchange ("HKSFE"). The completion of the acquisition of Laidlaw Pacific is subject to the approval of the HKSFE, which approval is anticipated.

     After completion of the transactions contemplated by the Agreement, which is anticipated, but for which there can be no assurance, Fi-Tek will be renamed Laidlaw Global Corporation. It will own over 95% of Laidlaw, which, in turn,
will  own  100%  of  Laidlaw  Global  Securities,   Inc.,  the  New  York  based
broker-dealer, 100% of Laidlaw Pacific Asia Ltd., the Hong Kong based securities, investment banking and asset management company, 81% of Howe & Rusling, Inc., the asset management company based in Rochester, New York, 100% of Westminster, the New York based broker-dealer which is a member firm of the NYSE, and 63% of Global Electronic Exchange, Inc. a development stage company that intends to engage in Internet-related financial activities.

     It is anticipated that the closing of the transactions contemplated by the closing of the Agreement may take place in stages since approval of the NYSE for the acquisition by Fi-Tek of all of the shares of Westminster and approval of the HKSFE for the acquisition by Laidlaw of all the shares of Laidlaw Pacific may not occur prior to the time that the parties will be ready to close the other transactions hereunder.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     FI-TEK V, INC.

June 4, 1999                                         By: /s/ Frank L. Kramer
                                                         -------------------
                                                         President